Exhibit 10.30
                                  -------------

                                 Form of Option
                                 --------------
                                LOTTO WORLD, INC.

                             STOCK OPTION AGREEMENT

        Lotto World, Inc., a Florida corporation (hereinafter the "Optionor" or "LWI"), hereby grants to ___________, an individual residing in Naples, Florida (the "Optionee"), an option to purchase a total of up to xxx common shares (the "Shares") of Optionor at a purchase price of $x.xx per Share, and upon the terms and conditions as provided herein. The option granted under this Agreement is intended to be an incentive stock option within the meaning of Section 422-A of the Internal Revenue Code of 1986, as amended, or any successor provision.

        1.     Term of the Option.
        The period for exercising this option shall commence from the date of grant and shall not be exercised after May 31, 1999. In the case of death of the Optionee, all unexercised rights under this Agreement shall expire six (6) months after said date of death by the estate or devise of Optionee.

        2.     Option Price.
        This Option is granted by the Optionor to the Optionee in consideration of Optionee's past services rendered for the benefit of Optionor.

        3.     Option Exercise Price.
        The purchase price (the "Purchase Price") for the Shares shall equal $x.xx per Share for an aggregate sum of $x.xx.

        4.     Method of Exercise.
        This Option may be exercised by Optionee in whole or in part. This Option shall be exercisable by written notice to Optionor which shall state the number of Shares to be acquired, the date the acquisition is to be consummated and such other representations and agreements as to the Optionee's investment intent with respect to such Shares as may be required by the Optionor pursuant to applicable law. Such written notice shall be signed by the Optionee, delivered to Optionor and shall be accompanied by payment of the Purchase Price in cash, certified or cashier's check or by common stock of LWI.

        5.     Certificate Legend.
        The certificate or certificates for Shares as to which this Option may be exercised shall be registered in the name of the Optionee and shall contain a legend substantially similar to the following:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND HAVE BEEN ACQUIRED FOR
INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO THE DISTRIBUTION THEREOF, AND SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS REGISTERED UNDER SUCH ACT OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT, AND UNLESS SUCH SALE OR TRANSFER IS AUTHORIZED UNDER APPLICABLE STATE LAW.

        6.     Restriction of Exercise.
        This Option may be exercised only pursuant to the terms and conditions of this Agreement and the Plan and shall not be exercised if the issuance of Shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations.



        7.     Transferability of Option.
        This Option is transferable and assignable by Optionee prior to exercise, valid option rights may be transferred by testamentary instrument or by the laws of descent and distribution to the personal representatives, executors, administrators, heirs and successors of the Optionee and the terms of this Option shall be binding upon said transferee, personal representatives, executors, administrators, heirs and successors of the Optionee.

        8.     No Voting Rights.
        This Option shall not entitle the Optionee to any voting rights or other rights as a shareholder of LWI with respect to the Shares covered hereby until said Shares have been registered in the name of Optionee.

        9.     Covenants of Optionor.
        The Optionor covenants and agrees that all Shares which may be sold upon the exercise of this Option will be retained by Optionor with no lien, pledge or encumbrance of any type or nature which may prohibit, limit or restrict the full and absolute transfer of the Shares to Optionee upon the exercise of any right to acquire Shares herewith without the prior written consent of Optionee. Further, the Optionor covenants and agrees that the Optionee shall receive, upon exercise of this Option, in the event the common shares of LWI are changed into a different number of securities by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares and the like, the new number of securities recorded by the LWI on account of any such change.

        10.    Miscellaneous.
        The descriptive headings of the several paragraphs of this Option are inserted for convenience only and do not constitute a part of this Option. This Option is being delivered and is intended to be performed in the State of Florida and shall be construed and enforced in accordance, and the rights of the parties shall be governed by, the laws of such State. All notices and other communications required hereby shall be delivered by (a) hand, (b) certified or registered mail, return receipt requested, or (c) prepaid cable, telex or facsimile, to the following addresses or at such other address as the parties hereto may hereafter specify by written notice delivered in accordance herewith:

               Optionor:                            Optionee:
               Dennis B. Schroeder                  ___________
               LottoWorld, Inc.
               2150 Goodlette Road                  Naples, Florida  33942
               Suite 200
               Naples, Florida  33940

DATE OF GRANT:   May 31, 1996               Optionor:
                                            Lotto World, Inc.

                                            By: ______________________
                                                 Dennis B. Schroeder
                                                 Chief Executive Officer